Exhibit 99.1

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

MORGANS HOTEL GROUP CO.

SPECIAL MEETING OF STOCKHOLDERS

This proxy is solicited by the Board of Directors for use at the

Special Meeting of Stockholders on [•], 2016.

The shares of stock you hold in your account or in a dividend reinvestment account, if applicable, as of the close of business on [•], 2016 will be voted as you specify on the reverse side.

If this proxy is executed but no choice is specified, the votes you are entitled to cast will be cast “FOR” Proposals 1, 2 and 3. By signing this proxy, you appoint Richard T. Szymanski and Meredith L. Deutsch, or either of them, with full power of substitution in each of them, to attend the Special Meeting of Stockholders of Morgans Hotel Group Co. (the “Company”) to be held on [•], 2016 at [•] [a.m./p.m.], Eastern Daylight time, at Hudson hotel, 358 West 58th Street, New York, NY 10019 (the “Meeting”), and any postponement or adjournment thereof, to cast on your behalf all votes that you are entitled to cast at the Meeting and to otherwise represent you at the Meeting with all powers possessed by you if personally present at the Meeting. By signing the proxy, you revoke all prior proxies with respect to the Meeting and acknowledge receipt of the Notice of Special Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference herein.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE VOTES YOU ARE ENTITLED TO CAST WILL BE CAST AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE CAST “FOR” PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

< PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. <

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held [•], 2016.

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

The Board of Directors Recommends a Vote “FOR” Proposals 1, 2 and 3. Please mark votes as in this example ☒

1. To adopt the Agreement and Plan of Merger, as it may be amended from time to time, dated as of May 9, 2016, among the Company, SBEEG Holdings, LLC and Trousdale Acquisition Sub, Inc. and the other transactions contemplated by the merger agreement, as described in the proxy statement filed by the Company on Schedule 14A on August 4, 2016.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To approve the adjournment or postponement of the special meeting for a period of no more than 30 days to solicit additional proxies, if necessary, if there are insufficient votes at the time of the special meeting to adopt the merger agreement, as described in the proxy statement filed by the Company on Schedule 14A on August 4, 2016.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2. To approve, on an advisory (non-binding) basis, specified compensation that may become payable to any named executive officer of the Company in connection with the merger, as described in the proxy statement filed by the Company on Schedule 14A on August 4, 2016.

☐ FOR ☐ AGAINST ☐ ABSTAIN

I plan to attend the Special Meeting ☐

Please mark, date and sign exactly as your name appears on this proxy card and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Dated

Signature(s) of Stockholder(s)

Title

Please mark, date and sign and return promptly this proxy in the enclosed envelope.

For address changes and/or comments, please write them below

[GRAPHIC APPEARS HERE] CONTROL NUMBER

< PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. <

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET TELEPHONE MAIL

Vote Your Proxy on the Internet: Vote Your Proxy by Phone: Vote Your Proxy by Mail:

Go to www.okapivote.com/mhgc Call 877-219-9655

Have your proxy card available when you access the above. Follow the prompts to vote your shares. Use any touch-tone telephone to vote your proxy. Have your proxy available when you call.and follow the voting instructions to vote your shares. Morgans Hotel Group Co. c/o Okapi Partners, LLC 1212 Avenue of the Americas, 24th Floor, New York, NY 10036 Mark, sign, and date your proxy, then detach it, and return in the postage-paid envelope provided.